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                                                                     Exhibit 5.1



                                 [LETTERHEAD OF
                      PENNSYLVANIA POWER & LIGHT COMPANY]



                                       June 6, 1997




Pennsylvania Power & Light Company
Two North Ninth Street
Allentown, Pennsylvania  18101

Ladies and Gentlemen:

        I am Senior Counsel of Pennsylvania Power & Light Company ("PP&L") and, as such, am familiar with the affairs of PP&L and its subsidiaries.

        With respect to the Registration Statement on Form S-3 (Registration No. 333-27773), as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to (i) the issuance by PP&L Capital Trust II, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), of its Trust Originated Preferred Securities (the "Preferred Securities"), (ii) in connection therewith, the deposit by PP&L with the Trust as trust assets of its Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures") and (iii) the guarantee (the "Guarantee") of the Preferred Securities by PP&L to the extent described in the Prospectus forming a part of the Registration Statement, I wish to advise you as follows:

        I am of the opinion that PP&L is a corporation validly organized and existing under the laws of the Commonwealth of Pennsylvania and is duly qualified to carry on the business which it is now conducting in that Commonwealth.

        I am further of the opinion that the Preferred Securities, the Trust Agreement (as defined in the Registration Statement), the Junior Subordinated Debentures and the Guarantee have been duly authorized by PP&L.

        I am a member of the Bar of the Commonwealth of Pennsylvania, and I do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania. In so far as this opinion letter relates to any matters
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governed by the laws of the State of Delaware, I have relied on the opinion of
Richards, Layton & Finger, to be filed as an exhibit to the Registration Statement.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and in the Prospectus constituting a part thereof under the captions "Validity of Securities" and "Experts." I also hereby give my consent to both the use of my name by and the reliance on this opinion by Simpson Thacher & Bartlett and Richards, Layton & Finger in their opinions, filed as Exhibits 5.2 and 5.3, respectively, to the Registration Statement.

                                        Very truly yours,


                                        /s/ Michael A. McGrail

                                        Michael A. McGrail